UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2008

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

10 Main Street, Rochester, NH 03839

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A

 (Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 5.02, is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 3, 2008, the Company’s Board of Directors by unanimous consent elected Lysle C. Wickersham, Jr. to serve as a member of the Board of Directors until the next annual meeting of shareholders. In connection with his appointment to the Board of Directors, Mr. Wickersham has been awarded 500,000 restricted shares of the Company’s common stock pursuant to the Amended BrandPartners 2004 Stock Incentive Plan (the “Plan”). Fifty (50%) percent of the restricted shares as awarded under the Plan vest on first anniversary of award with the remaining fifty (50%) percent vesting on second anniversary of issuance.

For the past 5 years Mr. Wickersham has been providing consulting services in the areas of advertising, integrated marketing communications including brand development, general advertising, digital marketing, management and business building through his firm Fuel Brand Development. Prior to Fuel Brand Development, Mr. Wickersham co-founded Wickersham Hunt Schwantner, a nationally recognized full-service advertising and marketing services firm. Mr. Wickersham rose to Chairman, Chief Creative Officer and remained with the firm through their sale in 2000. In 2001 Mr. Wickersham co-founded Briggs Capital, an investment banking and mergers acquisition firm where he engages in select assignments and remains on the Board of Directors. Mr. Wickersham also currently serves on the Advisory Board of DesignBlox, LLC and New England Sports Academy.

Item 8.01 Other Events.

On June 4, 2008 the Company issued a press release announcing Mr. Lysle C. Wickersham’s appointment to the board of directors. A copy of this press release is attached hereto as Exhibit 99.1. This summary is qualified in its entirety by reference to Exhibit 99.1 to this current report. The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 4, 2008.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: June 4, 2008	By:	/s/ James F. Brooks
James F. Brooks, Chairman, President and Chief Executive Officer